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                          WASHINGTON GAS LIGHT COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 3, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I (WE) here appoint James H. DeGraffenreidt, Jr. and Joseph M. Schepis and each of them as proxies, with full power of substitution to each, to act and vote in the name of the undersigned with all the powers that the undersigned would possess if personally present, on all matters which may come before the March 3, 2000 Annual Meeting of the Shareholders of Washington Gas Light Company and any adjournment of such meeting, hereby revoking any prior conflicting proxies. The meeting will be held at Kellogg Center at Gallaudet University, 800 Florida Ave., N.E. in Washington, D.C. on Friday, March 3, 2000 at 10 a.m.

     You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. This proxy when properly executed and presented will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, and 3, and AGAINST proposal 4.

                                               PLEASE SIGN, DATE AND MAIL THIS
                                               PROXY IMMEDIATELY IN THE ENCLOSED
                                               ENVELOPE.

                                      Change of Address and or Comments Mark
                                      Here [ ]

                                      Please sign exactly as name or names
                                      appear on this proxy. If stock is held
                                      jointly, each holder should sign. If
                                      signing as attorney, trustee, executor,
                                      administrator, custodian, guardian or
                                      corporate officer, please give full title.

                                      Dated: ________ , 2000
                                       ______________ (L.S.)
                                       ______________ (L.S.)
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                                                 VOTES MUST BE INDICATED (X) [ ]
                                                 IN BLACK OF BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

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  1.   Election of all Directors  FOR all nominees [ ]  WITHHOLD AUTHORITY to vote [ ]
                                  listed below          for all nominees

       Nominees: Michael D. Barnes, Fred J. Brinkman, Daniel J. Callahan, III,
                 Orlando W. Darden, James H. DeGraffenreidt, Jr., Melvyn J. Estrin,
                 Philip A. Odeen, Joseph M. Schepis and Karen Hastie Williams

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME.)
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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

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2.   Ratification of the Appointment of Auditors.     FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

3.   Agreement and Plan of Merger and
     Reorganization.                                  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" PROPOSAL 4.

4.   Stockholder Proposal re Cumulative Voting.       FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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                     (Continued and to be signed and dated on the reverse side.)